AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.  Security Purchased:   FDX 3.9% 2/1/2035

2.  Cusip Number:  31428XBA3

3.  Date of Purchase:   1/6/2015

4.  Broker Name:         Citigroup
(Cannot purchase directly from PNC
Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.  Issuer:  FedEx Corporation

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.    Aggregate principal amount
  of purchase:     $3,000,000              ______

9.  Aggregate principal amount
  of offering:     $500,000,000

10.  Purchase price (net of fees and expenses):   99.542

11.  Date offering commenced:   January 6, 2015

12.  Offering price at end of first day on which any sales were
made:   99.542

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:
Yes  or  No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES______

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
____YES_______

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
_____YES______

d. The underwriting was a firm
commitment underwriting?
_____YES______

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
_____YES______

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
______YES_____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____YES______

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
______YES_____

      Portfolio Manager(s) (Name):  Tim Compan_____________
      Signature(s):
      Date: __1/6/2015_______________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______
Account Information (please list accounts below or attach a worksheet with the following information included):
   Name of Purchasing
Account(s):____________________________________________
(PNC Fund, PNC Advantage Fund and/or PNC
Capital separately managed accounts)

INFORMATION DISPLAYED IN FOLLOWING ORDER:

Account
Par
Exec
Price
cp000663
30000
99.542
cp005862
60000
99.542
cn000392
15000
99.542
cp006887
30000
99.542
cx000091
20000
99.542
cx000452
10000
99.542
cpx01403
5000
99.542
in001014
15000
99.542
cx000038
70000
99.542
cp003570
30000
99.542
cp003569
15000
99.542
cp003568
40000
99.542
cp002520
10000
99.542
cp005328
40000
99.542
cx000015
65000
99.542
cp007445
185000
99.542
cp000664
10000
99.542
cp009057
105000
99.542
cp001406
15000
99.542
cx000030
25000
99.542
cp001393
10000
99.542
cp004340
10000
99.542
carm0009
490000
99.542
cp004791
25000
99.542
cx000448
575000
99.542
cpx01401
10000
99.542
cpx04396
40000
99.542
cn000112
95000
99.542
cp009556
60000
99.542
cp001254
15000
99.542
cp010066
35000
99.542
cx000350
30000
99.542
cp001110
10000
99.542
cx000684
200000
99.542
cn000240
25000
99.542
cp001407
20000
99.542
cpx04086
35000
99.542
cn000440
30000
99.542
cn001025
85000
99.542
cp004740
25000
99.542
cp000985
15000
99.542
cp004172
15000
99.542
cp001388
35000
99.542
cx000154
20000
99.542
cn001101
60000
99.542
cp001041
15000
99.542
cp001040
145000
99.542
cp011946
5000
99.542
cp011947
5000
99.542
cx000002
35000
99.542
cp004997
30000
99.542